Exhibit 99.1

Contact:
Jonathan Lloyd Jones	Seth Lewis
Vice President & CFO	Senior Vice President
Columbia Laboratories, Inc.	The Trout Group LLC
(617) 639-1500	(646) 378-2952

FOR IMMEDIATE RELEASE

Columbia Laboratories Reports Third Quarter 2013 Financial Results

Management will host Conference Call at 11:00AM EST Today

BOSTON, MA – November 7, 2013 – Columbia Laboratories, Inc. (Nasdaq: CBRX) today announced financial results for the three months ended September 30, 2013. Highlights include:

•	Revenues of $7.1 million, up 7% from Q3 of 2012

•	Non-GAAP adjusted diluted net income per share of $0.20, excluding acquisition, severance and relocation costs and change in fair value of the warrants

•	GAAP net loss per share of $0.28, including acquisition, severance and relocation costs and change in fair value of the warrants

•	Income from operations of $1.3 million, including acquisition costs

•	Acquisition of Molecular Profiles for approximately $16.7 million of cash and 1,051,323 shares of common stock

•	Strengthened the Board of Directors with additional experienced healthcare executives

•	Successful completion of one-for-eight reverse stock split and preservation of Nasdaq listing

•	Cash and cash equivalents of $18.8 million at September 30, 2013

“Our third quarter results reflect net product sales of CRINONE® (progesterone gel) to Merck Serono, royalties from Actavis, and the contribution of Molecular Profiles in the 18 days between the acquisition close and the end of the quarter,” said Frank Condella, Columbia’s President and CEO. “We are excited to have Molecular Profiles a part of our future and pleased with their ongoing success in winning new pharmaceutical development contracts. With our expanded capabilities and diversified revenue stream, the Company is well positioned for future growth.”

Financial Highlights

Revenues: Revenues for the third quarter of 2013 increased 7% to $7.1 million, from $6.7 million for the same period in 2012. The increase reflects higher product revenues from Merck Serono and $0.6 million in revenue from 18 days of sales attributable to the Molecular Profiles acquisition.

Product revenues from Merck Serono were $5.5 million, an increase of 30% or $1.3 million as compared to the third quarter of 2012. This increase in revenues was a result of Merck Serono building inventory in one of its largest, higher-margin markets ahead of a routine license renewal. These increases were offset by the absence of product sales to Actavis, which were $1.4 million in the third quarter of 2012.

Royalties from Actavis were essentially flat at $0.9 million.

4 Liberty Square — Fourth Floor — Boston, MA 02109

TEL: (617) 639-1500 — FAX: (617) 482-0618 — http://www.columbialabs.com

Columbia Laboratories Reports Third Quarter 2013 Financial Results	Page 2

November 7, 2013

Gross profit/margin: Gross profit increased by $0.4 million to $3.9 million for the third quarter of 2013 as compared to $3.5 million for the same period in 2012. Gross margin as a percentage of total revenues was 55% for the third quarter of 2013, compared to 52% in the third quarter of 2012. The higher gross margin primarily reflects the more favorable product sales mix in the third quarter of 2013 mentioned above.

Operating expenses: Operating expenses were $2.6 million for the third quarter of 2013, which included $0.9 million of expenses related to the acquisition of Molecular Profiles. Operating expenses for the third quarter of 2012 were $2.0 million.

Income from operations: The Company reported income from operations of $1.3 million, compared to income from operations of $1.4 million for the third quarter of 2012.

Net income/loss: The Company recorded a non-cash expense for the change in the fair value of warrants of $4.4 million for the third quarter of 2013 as compared to $1.1 million in the third quarter of 2012. As a result, on a GAAP basis, the Company reported a net loss of $3.2 million, or ($0.28) per basic and diluted share, for the third quarter of 2013, compared to net income of $0.4 million, or $0.04 per basic and diluted share, for the third quarter of 2012.

Balance sheet: Columbia concluded the third quarter of 2013 with cash and cash equivalents of $18.8 million. Cashflow from operations was $1.9 million during the third quarter of 2013, of which $0.5 million came from the contribution of Molecular Profiles.

With the acquisition of Molecular Profiles, Columbia acquired property, plant and equipment valued at approximately $11.7 million and assumed $4.0 million of property mortgage debt.

Financial Outlook

Merck Serono was building inventory during the first three quarters of this year in one of its higher-volume, higher-margin markets ahead of a routine license renewal, and therefore we do not expect Merck Serono to ship CRINONE into this market during the renewal period. As a result, the Company expects lower product revenue from Merck Serono, resulting in lower gross margins overall, for the fourth quarter of 2013 and the first half of 2014. Underlying CRINONE in-market growth is expected to continue throughout 2014. Once the license renewal is complete, the Company expects product revenues and gross margins will rebound.

The Company believes that the near-term decrease in product revenue will be more than offset by new revenues resulting from the acquisition of Molecular Profiles.

The Company expects to remain cash flow positive going forward.

Conference Call

As previously announced, Columbia Laboratories will hold a conference call to discuss financial results for the third quarter ended September 30, 2013, as follows:

Date:	Thursday, November 7, 2013
Time:	11:00 am EST
Dial-in numbers:	(877) 303-9483 (U.S. & Canada) or (760) 666-3584
Conference ID:	89712414
Live webcast:	www.columbialabs.com, under ‘Investor’ or click here

4 Liberty Square — Fourth Floor — Boston, MA 02109

TEL: (617) 639-1500 — FAX: (617) 482-0618 — http://www.columbialabs.com

Columbia Laboratories Reports Third Quarter 2013 Financial Results	Page 3

November 7, 2013

The teleconference replay will be available two hours after completion through Thursday, November 14, 2013, at (855) 859-2056 (U.S. & Canada) or (404) 537-3406. The conference ID for the replay is 89712414. The archived webcast will be available for one year on the Company’s website, www.columbialabs.com, in the ‘Investor’ section under ‘Events’.

Non-GAAP Financial Presentation

To supplement our consolidated financial statements presented in accordance with GAAP, Columbia uses non-GAAP measures. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with U.S. GAAP. The non-GAAP financial measure included in this press release excludes acquisition-related costs, severance and relocation costs associated with the workforce reduction and relocation from Livingston, New Jersey to Boston, Massachusetts, and the change in the fair value of stock warrants. This exclusion may be different from, and therefore not comparable to, similar measures used by other companies.

Columbia’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenses and expenditures that may not be indicative of our core business operating results. Columbia believes that both management and investors may benefit from referring to these non-GAAP financial measures in assessing Columbia’s performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to Columbia’s historical performance and our competitors’ operating results. Columbia believes that these non-GAAP measures may be useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making.

About Columbia Laboratories

Columbia Laboratories, Inc. is a publicly traded company with a rich heritage in drug development. The Company’s revenue streams include sales and royalty revenues from CRINONE® 8% (progesterone gel), which is marketed by Actavis, Inc. in the United States and by Merck Serono S.A. in over 60 other countries worldwide, and revenues from its wholly-owned subsidiary Molecular Profiles Ltd., a U.K.-based pharmaceutical development services company. For more information, please visit www.columbialabs.com.

Forward Looking Statements

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This communication contains forward-looking statements, which statements are indicated by the words “may,” “will,” “plans,” “believes,” “expects,” “intends,” “anticipates,” “potential,” “should,” and similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those projected in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Factors that might cause future results to differ include, but are not limited to, the following: our ability to maintain focus on providing consistent, high quality products and customer service while successfully integrating personnel from diverse corporate cultures; the successful transfer of quality management and technical support for CRINONE manufacturing activities to Molecular Profiles; Molecular Profiles’ ongoing ability to retain current and attract new customers; Columbia’s ability to realize the expected level of savings from operational synergies related to the acquisition of Molecular Profiles; Actavis’ and Merck Serono’s success in marketing CRINONE for use in infertility in their respective markets; the timing of batch orders of CRINONE sold to Merck Serono; timely and successful license renewals for CRINONE by Merck Serono in its major markets; successful development by Actavis of a next-generation vaginal progesterone product for the U.S. market; difficulties or delays in manufacturing; the availability and pricing of third-party sourced products, materials and services; successful compliance with FDA, Medicines and Healthcare products Regulatory Agency (MHRA), European Medicines Agency (EMA) and other governmental regulations applicable to manufacturing facilities, products and/or businesses; changes in laws and regulations; the ability to obtain and enforce patents and other

4 Liberty Square — Fourth Floor — Boston, MA 02109

TEL: (617) 639-1500 — FAX: (617) 482-0618 — http://www.columbialabs.com

Columbia Laboratories Reports Third Quarter 2013 Financial Results	Page 4

November 7, 2013

intellectual property rights; the impact of patent expiration; the impact of competitive products and pricing; the cost of evaluating potential strategic transactions; the strength of the United States dollar relative to international currencies, particularly the euro, British pound and the Swiss franc; our ability to retain, recruit and/or motivate key personnel; competitive economic and regulatory factors in the pharmaceutical and healthcare industry; general economic conditions; and other risks and uncertainties that may be detailed, from time-to-time, in Columbia’s reports filed with the SEC. Columbia does not undertake any responsibility to revise or update any forward-looking statements contained herein.

CRINONE® is a registered trademark of Actavis, Inc. in the U.S. and of Merck Serono S.A. outside the U.S.

Molecular Profiles™ is a trademark of Molecular Profiles Ltd., a wholly-owned subsidiary of Columbia Laboratories, Inc.

— Financial tables follow —

4 Liberty Square — Fourth Floor — Boston, MA 02109

TEL: (617) 639-1500 — FAX: (617) 482-0618 — http://www.columbialabs.com

Columbia Laboratories Reports Third Quarter 2013 Financial Results	Page 5

November 7, 2013

COLUMBIA LABORATORIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Revenues
Product revenues	$5,456,152	$4,193,999	$17,848,180	$12,511,277
Product revenues from related party	—	1,426,890	—	3,590,073
Royalties	107,218	112,770	284,011	299,800
Royalties from related party	887,553	904,839	2,524,466	2,232,397
Other revenues	674,769	34,540	762,577	103,568

Total revenues	7,125,692	6,673,038	21,419,234	18,737,115

Cost of revenues	3,238,215	1,889,749	8,910,550	6,392,248
Cost of revenues from related party	—	1,297,043	—	3,263,376

Total cost of revenues	3,238,215	3,186,792	8,910,550	9,655,624

Gross profit	3,887,477	3,486,246	12,508,684	9,081,491

Operating expenses

Sales and marketing	78,777	—	78,777	—
Research and development (net of reimbursement from related party: three months 2012 - $3,092; three months 2012 - $435,199)	—	143,795	—	856,545
Acquisition related expenses	947,202	—	1,439,946	—
General and administrative	1,594,223	1,901,880	5,881,636	6,376,561

Total operating expenses	2,620,202	2,045,675	7,400,359	7,233,106

Income from operations	1,267,275	1,440,571	5,108,325	1,848,385

Interest income, net	641	35,880	95,996	158,625

Change in fair value of stock warrants	(4,444,804)	(1,065,498)	(4,394,778)	5,399,569

Other expense, net	25,195	(19,882)	(57,165)	(115,629)

Income before income taxes	(3,151,693)	391,071	752,378	7,290,950

Provision for income taxes	2,624	2,342	8,174	5,018

Net income	$(3,154,317)	$388,729	$744,204	$7,285,932

Diluted net income per share	$(0.28)	$0.04	$0.07	$0.17

Diluted weighted average shares outstanding	11,137,780	11,067,853	11,148,275	11,056,421

Basic net income per share	$(0.28)	$0.04	$0.07	$0.67

Basic weighted average shares outstanding	11,137,780	10,916,358	10,994,382	10,913,844

4 Liberty Square — Fourth Floor — Boston, MA 02109

TEL: (617) 639-1500 — FAX: (617) 482-0618 — http://www.columbialabs.com

Columbia Laboratories Reports Third Quarter 2013 Financial Results	Page 6

November 7, 2013

COLUMBIA LABORATORIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30, 2013	December 31, 2012
	(Unaudited)
Assets:
Cash and cash equivalents	$18,817,057	$13,204,067
Short-term investments	—	15,433,967
Accounts receivable, net	7,748,148	3,353,636
Inventories	1,994,454	2,626,606
Prepaid expenses and other current assets	2,808,954	1,284,279

Total current assets	31,368,613	35,902,555
Property and equipment, net	12,726,893	927,227
Goodwill and intangibles, net	15,560,287	—
Other noncurrent assets	124,903	38,882

Total Assets	$59,780,696	$36,868,664

Liabilities and stockholders’ equity:
Accounts payable	$2,556,163	$1,435,660
Accrued expenses	3,158,638	2,216,524
Deferred revenue	599,787	93,750
Note payable	243,347	—

Total current liabilities	6,557,935	3,745,934
Deferred revenue, net of current portion	2,323,584	33,526
Note payable, net of current portion	3,730,411	—
Common stock warrant liability	5,568,525	1,173,747

Total Liabilities	18,180,455	4,953,207

Commitments and Contingencies
Series C preferred stock	550,000	550,000

Total stockholders’ equity	41,050,241	31,365,457

Total liabilities and stockholders’ equity	$59,780,696	$36,868,664

4 Liberty Square — Fourth Floor — Boston, MA 02109

TEL: (617) 639-1500 — FAX: (617) 482-0618 — http://www.columbialabs.com

Columbia Laboratories Reports Third Quarter 2013 Financial Results	Page 7

November 7, 2013

COLUMBIA LABORATORIES, INC. AND SUBSIDIARIES

Reconciliation of GAAP Income Statement Measures to Non-GAAP Income Statement Measures (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Income from operations	$1,267,275	$1,440,571	$5,108,325	$1,848,385
Non-GAAP adjustments to income from operations:

Acquisition related expenses	947,202	—	1,439,946	—

Costs associated with severance and relocation	17,500	—	627,794	483,337

Total Non-GAAP adjustments to (loss) income from operations	964,702	—	2,067,740	483,337

Non-GAAP adjusted income from operations	$2,231,977	$1,440,571	$7,176,065	$2,331,722

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net (loss) income	$(3,154,317)	$388,729	$744,204	$7,285,932
Non-GAAP adjustments to net (loss) income:

Acquisition related expenses	947,202	—	1,439,946	—

Costs associated with severance and relocation	17,500	—	627,794	483,337
Change in fair value of stock warrants	4,444,804	1,065,498	4,394,778	(5,399,569)

Total Non-GAAP adjustments to net (loss) income	5,409,506	1,065,498	6,462,518	(4,916,232)

Non-GAAP adjusted net income	$2,255,189	$1,454,227	$7,206,722	$2,369,700

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Diluted net (loss) income per share	$(0.28)	$0.04	$0.07	$0.17

Acquisition related expenses	0.08	—	0.13	—

Costs associated with severance and relocation	0.00	—	0.06	0.04

Change in fair value of stock warrants	0.39	0.10	0.39	—

Total Non-GAAP adjustments to net (loss) income	0.48	0.10	0.58	0.04

Non-GAAP adjusted diluted net income per share	$0.20	$0.13	$0.65	$0.21

Weighted average shares used to compute diluted net income per share	11,137,780	11,067,053	11,148,275	11,056,421

Weighted average shares used to compute Non-GAAP adjusted diluted net income per share	11,293,029	11,067,053	11,148,275	11,056,421

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4 Liberty Square — Fourth Floor — Boston, MA 02109

TEL: (617) 639-1500 — FAX: (617) 482-0618 — http://www.columbialabs.com